Exhibit 10.21

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of December 22, 2023 (the “First Amendment Effective Date”), by and among GREAT SOUTHERN HOMES, INC., a South Carolina corporation (“GSH”), and UNITED HOMES GROUP, INC., a Delaware corporation (“UHG”; UHG and GSH, individually or collectively as the context may suggest or require, jointly and severally, the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders (together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H :
WHEREAS, the Borrower, the lenders party thereto (collectively, the “Lenders”), Wells Fargo Securities, LLC, as the joint Lead Arranger and sole Bookrunner, Regions Bank, as the joint Lead Arranger and Syndication Agent, Flagstar Bank, as the Documentation Agent, and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of August 10, 2023, as amended by that certain Letter Agreement dated as of September 29, 2023 and as further amended by that certain Letter Agreement dated as of October 20, 2023 (as amended, and as the same may have been further amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the Borrower, the Requisite Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of the parties hereto hereby covenant and agree as follows:
SECTION 1.Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2.Amendments to the Credit Agreement. The parties hereto hereby agree that:
(a)Section 10.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
    “(c)    Minimum DSCR. The Borrower shall not permit the Debt Service Coverage Ratio to be less than 2.00 to 1.00 as of the last day of any fiscal quarter.”
(b)Section 10.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
    “(d)    Minimum Liquidity. The Borrower shall maintain (i) Liquidity of not less than the greater of (1) $30,000,000.00, or (2) an amount equal to 1.50x the trailing twelve month Interest Incurred (as determined, in Administrative Agent’s reasonable determination, by the most recent Form 10-Q or Form 10-K, as applicable, of Parent Borrower) at all times; and (ii) Unrestricted Cash of not less than fifty percent (50%) of the Liquidity required pursuant to the preceding clause (i) at all times.”
SECTION 3.Miscellaneous.
(a)Effect of Agreement. Except as set forth expressly hereinabove (including the recitals hereto), all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.
(b)Loan Document. For the avoidance of doubt, the Borrower, the Lenders party hereto and the Administrative Agent hereby acknowledge and agree that this Agreement is a Loan Document.
(c)No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above; and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or the Lenders’ right to demand payment of liabilities owing from the Borrower to the Administrative Agent or any Lender under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.
(d)Ratification. The Borrower hereby (i) restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan Documents to which each is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date). To the extent there are any conflicts between the terms of this Agreement and the terms of the Credit Agreement, the terms of this Agreement shall control.
(e)No Default. To induce the Administrative Agent and the Lenders party hereto to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent and the Lenders party hereto under the Credit Agreement or any other Loan Document.
(f)Release. The Borrower hereby ratifies, reaffirms and acknowledges that the Loan Documents represent their valid, enforceable and collectible obligations, and that they have no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto. The Borrower hereby releases the Administrative Agent and Lenders, their respective parent corporations, subsidiaries and affiliates, any holder of or participant in the Loan, and each of their respective present and former officers, directors, shareholders, representatives, consultants, attorneys, employees and agents, and their respective heirs, personal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, liabilities, damages, actions and causes of action of every nature or character (collectively, the “Claims”), known or unknown, direct or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of this Agreement, or that may hereafter be discovered with respect to acts or omissions occurring prior to such date, relating to the Loan, the administration of the Loan or the modifications described herein. The Borrower expressly waives and relinquishes all rights and benefits under any law or legal principle of similar effect in any jurisdiction, with respect to released Claims to the extent the same may be lawfully waived by the Borrower. The Borrower understands and agrees that the release set forth herein is a full and final release of any and all Claims of every nature and kind whatsoever arising out of the facts and circumstances described herein and that the above release extinguishes Claims that are known, unknown, foreseen or unforeseen.
(g)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.
(h)Fax or Other Electronic Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, in portable document format (“PDF”)) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party hereto hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement.
(i)Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(j)Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(k)Further Assurances. The Borrower agrees to take, at the Borrower’s sole cost and expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.
(l)Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of South Carolina but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of South Carolina.
(m)Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.
(n)Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 4.Conditions Precedent. This Agreement shall become effective only upon the satisfaction of the following conditions precedent:
(a)counterparts of this Agreement duly executed by the Borrower, Requisite Lenders and the Administrative Agent; and
(b)evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent (including, without limitation, the fees and expenses of counsel to the Administrative Agent), have been paid.
[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the Borrower, the Administrative Agent, and the Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the First Amendment Effective Date.
BORROWER:

GREAT SOUTHERN HOMES, INC.,
a South Carolina corporation

By:    /s/ Michael P. Nieri
Name: Michael P. Nieri
Title: Chief Executive Officer

UNITED HOMES GROUP, INC.,
a Delaware corporation

By:        /s/ Michael P. Nieri
Name: Michael P. Nieri
Title: Chief Executive Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Nora Lebow
Name: Nora Lebow
Title: Director

NAI-1538827172v4

LENDERS:

REGIONS BANK

By:/s/ Justin Smith
Name: Justin Smith
Title: Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

FLAGSTAR BANK, N.A.

By:/s/ [Illegible]
Name: [Illegible]
Title: First VP

    [Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

UNITED BANK

By:/s/ Jay Ratterree
Name: Jay Ratterree
Title: SVP

    [Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

THIRD COAST BANK SSB

By:/s/ Tiffany Weber
Name: Tiffany Weber
Title: Bank Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]